UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026 (June 10, 2026)

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(Address of Principal Executive Offices)

(908) 987-3002

(Registrant’s Telephone Number)

194 Candelaro Drive, # 233

Humacao, PR 00791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On June 10, 2026, Aspire Biopharma Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with FireFish TopCo, LLC (the “Seller”, and, collectively with its Subsidiaries listed in Annex A of the Purchase Agreement, “Sellers”), pursuant to which (i) the Seller agreed to sell, and cause the applicable Sellers to sell, and the Company agreed to purchase or cause certain of its Affiliates to purchase, all of the equity interests in certain of Seller’s subsidiaries set forth in Annex C of the Purchase Agreement (the aforementioned equity interests, collectively, the ‘Transferred Equity Interests”, and such subsidiaries, “Transferred Entities”), free and clear of all Liens, other than the Permitted Liens and in accordance with the applicable Local Transfer Documents and (ii) the Seller agreed to sell, and cause the applicable Sellers to sell, and the Company agreed to purchase, or cause certain of its affiliates to purchase, all of the assets of the other Business Entities constituting the balance of the Business.

As consideration for such purchase, the Company agreed to pay the Seller (or one or more of its designated other Sellers or Affiliates) at least two (2) Business Days prior to the date of Closing (“Closing Date”) an amount equal to: (i) $30,000,000 (the “Purchase Price”) plus (ii) $800,000 in respect of deferred revenue of the Business Entities (such $800,000 representing an agreed upon fixed credit for the deferred revenue, regardless of the actual amount of the deferred revenue), minus (iii) any Income Tax obligations of the Transferred Entities net of any Income Tax receivables, minus (iv) Indebtedness of the Transferred Entities as of the closing (such final amount, the “Closing Purchase Price”). The Purchase Price will be allocated among the Transferred Entities and/or Business Units as set forth in Exhibit B of the Purchase Agreement. To the extent relevant under applicable Tax Law, the Purchase Price associated with each Transferred Entity and/or Business Unit will be further allocated among the assets of such Transferred Entities in a manner consistent with Section 1060 of the Internal Revenue Code.

The parties made customary representations and warranties under the Purchase Agreement and agreed to customary closing conditions. Amongst other things, the Seller agreed to deliver, on or prior to the Closing Date, a PCAOB audit of the Business for the fiscal years 2024 and 2025, reflecting an unqualified audit opinion and Gross Profit minus capital expenditures of at least $12,000,000 in fiscal years 2024 and 2025; provided that, if a clean PCAOB Audit opinion satisfying the foregoing is not obtained prior to September 10, 2026 (the “Outside Date”), the Company has the right to terminate the Purchase Agreement. The parties also agreed to certain customary post-closing covenants.

The Purchase Agreement is terminable at any time prior to the Closing: (i) by mutual written agreement of the Company and the Seller; (ii) by the Company by written notice to the Seller if the Closing does not occur on or before the Outside Date, provided that the Company does not have the right to terminate the Purchase Agreement if the failure of the Company to fulfill any obligations under the Purchase Agreement is the primary cause of, or resulted in, the failure of the Closing to occur on or prior to the Outside Date; (iii) by the Seller by written notice to the Company, if the Closing does not occur on or prior to the Outside Date; (iv) by either the Company or the Seller by written notice to the other party if there is a breach by the applicable party of a representation, warranty, or covenant or agreement on the part of such party if it would cause certain conditions (as more fully and specifically described in the Purchase Agreement) not to be satisfied, provided that the notifying party does not have the right to terminate the Purchase Agreement during any such time the notifying party is in material breach of the Purchase Agreement; and (v) by either the Company or the Seller by written notice to the other party if any court of competent jurisdiction or other competent Governmental Authority issues a Governmental Order or takes any action prohibiting the transactions contemplated under the Purchase Agreement and having the effect set forth in Section 5.01(d) of the Purchase Agreement, unless the failure to consummate the Closing because of such action by a Governmental Authority is primarily due to the failure of the Company, if the Company is seeking to terminate the Purchase Agreement, or due to the failure of the Seller, if the Seller is seeking to terminate the Purchase Agreement. Subject to the terms and conditions of the Purchase Agreement, under certain specified circumstances either the Company or the Seller’s termination of the Purchase Agreement, the other party shall pay to the terminating party a one-time termination fee of $3,500,000 within three (3) Business Days after such termination, which termination fee constitutes liquidated damages under the Purchase Agreement.

The Sellers agreed to customary joint and several indemnification provisions as to the Company and its representatives and the Company agreed to customary indemnification provisions as to each Seller and its respective representatives.

Capitalized terms used herein but not otherwise defined have the meanings set forth in the Purchase Agreement. For purposes of this Current Report on Form 8-K, the following terms have the meanings set forth below:

“Business” means the business of designing, manufacturing, marketing and selling automotive systems that facilitate electronic driver control and the migration toward vehicle electrification, safety, lightweighting and sustainability, as conducted by the Transferred Entities on June 10, 2026, and in respect to (a) Automotive Czech, the business conducted by the KOP Enterprise and (b) DUS Operating Inc., the business conducted by the U.S. Enterprise.

“Business Entities” means the Transferred Entities, DUS Operating Inc. with respect to the U.S. Enterprise and Automotive Czech with respect to the KOP Enterprise.

“Business Unit” means each of the Transferred Entities and with respect to (a) DUS Operating Inc., the U.S. Enterprise and (b) Automotive Czech, the KOP Enterprise, described in Annex C of the Purchase Agreement.

“KOP Enterprise” means substantially all the assets and liabilities collectively representing an enterprise (in Czech: obchodní závod) of Automotive Czech relating to the driver control systems business unit, located in Kopřivnice, Czech Republic.

“U.S. Enterprise” means substantially all of the assets and liabilities collectively representing the driver control systems business unit of DUS Operating Systems Inc.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 12, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Purchase Agreement, dated June 10, 2026, by and among Aspire Biopharma Holdings, Inc. and FireFish TopCo, LLC

99.1	Press Release dated June 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules, exhibits or similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules, exhibits or similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026

Aspire Biopharma Holdings, Inc.

By:	/s/ Kraig T. Higginson
Name:	Kraig T. Higginson
Title:	Chief Executive Officer and Chairman